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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 _______________

                                    FORM 8-K
                                 _______________

                                 Current Report
                     Pursuant to Section 13 OR 15(d) of The
                         Securities Exchange Act Of 1934


       Date of Report (Date of earliest event reported): December 22, 2005




                               SUTRON CORPORATION
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             (Exact name of registrant as specified in its charter.)



           Virginia                 0-12227                      54-1006352
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(State or other jurisdiction of   (Commission                 (I.R.S. Employer
 incorporation or organization)   File Number)               Identification No.)



                 21300 RIDGETOP CIRCLE, STERLING VIRGINIA 20166
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               (Address of principal executive offices) (Zip Code)



                                 (703) 406-2800
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                           (Issuer's telephone number)



                                 Not Applicable
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          (Former name or former address, if changed since last report)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 22, 2005, the Board of Directors of Sutron Corporation ("the Company") approved accelerating the vesting of all currently unvested stock options awarded to employees, officers and directors under its stock option plans. The closing stock price on of the Company's common stock on December 21, 2005, the last trading day before the acceleration, was $7.50. The unvested options to purchase up to approximately 254,000 additional shares became immediately exercisable as a result of the vesting acceleration. Typically, stock options granted by the Company vest over a five year period. The number of shares and exercise prices of the options subject to the acceleration remain unchanged.

The purpose of the accelerated vesting was to enable the Company to avoid recognizing in its statement of operations non-cash compensation expenses associated with these options in future periods, upon the expected implementation of FASB Statement of Financial Accounting Standards No. 123 (Revised 2004), "Share-Based Payment" in January 2006. As a result of the acceleration, the Company expects to avoid recognition of up to approximately $2.7 million of compensation expense over the course of the original vesting periods. Up to approximately $1.1 of such compensation expense is expected to be avoided in 2006.

Also on December 22, 2005, the Board of Directors of Sutron Corporation approved a compensation plan for its independent directors. The plan provides that each independent director shall be paid an annual retainer through a grant of stock options in the amount of 5,000 shares of common stock of Sutron Corporation that will vest over a one year period from the date of grant which will be the date of the Annual Shareholders Meeting. The grant date for 2005 stock options will not be retroactive to the June 1, 2005, the date of the 2005 Annual Shareholder's Meeting, but shall become effective as of December 22, 2005 and the options vest immediately.

Each independent director shall be paid an attendance fee in cash of $1,500 for each meeting of the Board of Directors where the director is physically present and in cash of $500 for each meeting attended telephonically. Also, each independent director shall be paid an attendance fee in cash of $1,000 for each committee meeting of the Board of Directors where the director is physically present and in cash of $500 for each meeting attended telephonically. There shall be no additional compensation when the committee meeting is held in conjunction with a Board meeting. Travel expenses will be reimbursed at actual cost.

Finally, the Chairman of the Audit Committee shall be paid in cash an additional $2,000 for increased responsibility and work required under recently adopted rules and regulations of the Securities and Exchange Commission.






                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:   December 28, 2005                            Sutron Corporation
                                                     --------------------------
                                                     (Registrant)


                                                     By /s/ Sidney C. Hooper
                                                        -----------------------
                                                        Sidney C. Hooper
                                                        Chief Financial Officer